Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 20, 2026 with respect to the audited financial statements of Snow Rothschild Acquisition Corp. as of March 6, 2026 and for the period from February 25, 2026 (inception) through March 6, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 20, 2026